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                                                                   Exhibit 10.12


                            INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (the "Agreement") is made as of __________________, 1999, by and between FreeMarkets, Inc., a Delaware corporation (the "Company"), and _______________________________ (the
"Indemnitee").

                                    RECITALS

A. The Company desires to retain the services of the Indemnitee as a director and/or officer of the Company.

B. Section 145 of the General Corporation Law of Delaware (the "Delaware Law") provides a nonexclusive statutory basis for the indemnification of directors and officers of a Delaware corporation and authorizes agreements between the Company and its officers and directors with respect to indemnification of such individuals.

C. Developments with respect to the terms and availability of directors and officers insurance ("D&O Insurance") have raised questions concerning the adequacy and reliability of the protection afforded to officers and directors by D&O Insurance.

D. Highly competent persons are becoming more reluctant to serve or to continue to serve corporations as directors, officers and in other key capacities unless they are provided with adequate protection through insurance and adequate indemnification against claims and actions against them arising out of their service to and activities on behalf of such corporations.

E. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified, and the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

                                    AGREEMENT

         In order to induce the Indemnitee to serve or to continue to serve as a director and/or officer of the Company, and in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.  INDEMNIFICATION.

         (a) THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, shareholder, employee or agent of the Company, or any subsidiary of the Company, by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in any such capacity or


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capacities, against expenses and liabilities of any type whatsoever (including attorneys' fees and related disbursements and other out-of-pocket costs), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance in writing by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative of or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

         (b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, shareholder, employee or agent of the Company, or any subsidiary of the Company, by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in any such capacity or capacities, against expenses and liabilities of any type whatsoever (including attorneys' fees and related disbursements and other out-of-pocket costs) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance in writing by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company due to willful misconduct of a culpable nature in the performance of Indemnitee's duty to the Company and its shareholders unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) MANDATORY PAYMENT OF EXPENSES. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by Indemnitee in connection therewith. The term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any action, suit or proceeding that is not reinstated within 90 days without any express finding of liability or guilt against the Indemnitee, and (ii) the settlement of any action, suit or proceeding (approved in advance writing by the Company as provided herein).


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         The evaluation and finding as to the reasonableness of expenses incurred shall be made, following the Indemnitee's delivery to the Company of a reasonable accounting, (a) by the Board of Directors (the "Board") by a majority vote or consent of a quorum consisting of directors who are not parties to the proceeding for which expenses are being sought; or (b) if a quorum cannot be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not directors who are not parties to the proceeding for which expenses are being sought, may participate), consisting solely of two or more directors who are not parties to the proceeding for which expenses are being sought; or (c) by a shareholder determination if a finding cannot be obtained under either subdivision (a) or (b).

         The finding required by this subsection may be made in advance of the payment (or incurring) of the expenses for which indemnification or reimbursement is sought.

         (d) SCOPE OF INDEMNITY. The actions, suits and proceedings described in subsections (a) and (b) hereof shall include, but not be limited to, those involving (i) compensation paid to the Indemnitee by the Company, (ii) activities by the Indemnitee on behalf of the Company, including actions in which the Indemnitee is plaintiff, (iii) actions alleging a misappropriation of a "corporate opportunity," (iv) responses to a takeover attempt or threatened takeover attempt of the Company, and (v) transactions by the Indemnitee in Company securities.

         (e) INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her corporate status, a witness or potential witness in any proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all expenses (including those of preparation and appearance) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

2. NO EMPLOYMENT RIGHTS. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. EXPENSES; INDEMNIFICATION PROCEDURE.

         (a) ADVANCEMENT OF EXPENSES. The Company shall promptly (and in any event within ten (10) business days after written demand therefor) advance all expenses reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil, criminal, administrative or investigative action, suit or proceeding referred to in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. Any advances and undertakings to repay pursuant to this Section 3 shall be unsecured and interest free.

         (b) NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of
Section 12(g) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.


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         (c) DETERMINATION OF RIGHT TO INDEMNIFICATION.

                  (i) Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee; provided, however, that the Company shall not be required to indemnify the Indemnitee if it shall institute a proceeding pursuant to subsections (ii) and (iii) hereof and, pursuant to such proceeding, prove by clear and convincing evidence that the Indemnitee has not met the applicable standard of conduct which makes it permissible under applicable law for the Company to provide indemnification for the amount claimed. Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until a determination of entitlement is finally adjudicated.

                  (ii) The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the shareholders of the Company only with the approval of the Company:

                           (A) A quorum of the Board consisting of directors who
are not parties to the proceeding for which indemnification is being sought;

                           (B) The shareholders of the Company;

                           (C) Legal counsel mutually agreed upon by the
Indemnitee and the Board, which counsel shall make such determination in a written opinion;

                           (D) A panel of three (3) arbitrators, one of whom is
selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two (2) arbitrators so selected; or

                           (E) The Court of Chancery of Delaware or other court
having jurisdiction of subject matter and the parties.

                  (iii) As soon as practical, and in no event later than thirty
(30) days after the forum has been selected pursuant to Section (ii) above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

                  (iv) If the forum selected in accordance with Section (ii) hereof is not a court, then after a final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the Court in which the proceeding giving rise to the Indemnitee's claim for indemnification is or was pending or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered. If the forum selected in accordance with Section (ii) hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

                  (v) Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company or other enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or other enterprise in the course of their duties, or on the advice of legal counsel for the Company or other enterprise, or on


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information or records given or reports made to the Company or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or other enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this paragraph 3(c)(v) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. The term "or other enterprise" as used in this subsection (v) shall mean any other corporation, or any partnership, joint venture, trust or other enterprise in which the Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent.

         (d) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

         (e) SELECTION OF COUNSEL. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any action, suit or proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such action, suit or proceeding at Indemnitee's expense; (ii) Indemnitee shall have the right to employ his/her own counsel in connection with any such action, suit or proceeding at the expense of the Company if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such action, suit or proceeding; and (iii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

4. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY; CONTRIBUTION.

         (a) ADDITIONAL SCOPE. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties, rights and obligations hereunder.



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         (b) NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested members of the Company's Board, the General Corporation Law of the State of Delaware, or otherwise, both as to action or inaction in Indemnitee's official capacity and as to action or inaction in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

         (c) CONTRIBUTION. If Indemnitee is not entitled to the indemnification provided in Section 1 for any reason other than the statutory limitations set forth in the Delaware General Corporation Law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees and related disbursements and other out-of-pocket costs), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines, penalties or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, penalties or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         The determination as to the amount of the contribution, if any, shall be made by: (i) a court of competent jurisdiction upon the application of both the Indemnitee and the Company (if an action or suit had been brought in, and final determination had been rendered by such court); (ii) the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (iii) independent legal counsel (who may be the regular outside counsel of the Company), if a quorum is not obtainable for purpose of (ii) above, or, even if obtainable, if a quorum of directors who are not parties to the action, suit or proceeding so directs.

5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, liabilities, judgments, fines, penalties or amounts paid in settlement (as approved by the Company as provided herein) actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil, criminal, administrative or investigative action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, liabilities, judgments, fines, penalties or settlement amounts to which Indemnitee is entitled. For purposes of this Section and without limitation, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any action, suit or proceeding that is not reinstated within ninety (90) days without any express finding of liability or guilt against the Indemnitee, and (ii) the settlement of any action, suit or proceeding (approved in advance writing by the Company as provided herein) shall be deemed to be a successful result as to such claim, issue or matter.



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6. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors or officers or others under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

7. OFFICER AND DIRECTOR LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

8. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and
(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

9. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

         (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish


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or enforce a right to indemnification and/or advancement of expenses under this
Agreement, the charter documents of the Company, or any other statute or law or otherwise as required under the Delaware Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate;

         (b) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

         (c) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers and directors liability insurance maintained by the Company; or

         (d) CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any Federal, state or local statutory law.

10. CONSTRUCTION OF CERTAIN PHRASES.

         (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, shareholders, and employees or agents, so that if Indemnitee is or was a director, officer, shareholder, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, shareholder, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

         (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to Indemnitee's actions or inactions as a fiduciary of, or other responsible party with respect to, an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, shareholder, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, shareholder, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

11. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including attorneys' fees, actually and reasonably incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that



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each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement (including all proceedings and appeals thereof under Section 3(c)), Indemnitee shall be entitled to be paid all costs and expenses, including attorneys' fees, actually and reasonably incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

12. MISCELLANEOUS.

         (a) INDEMNIFICATION OF INDEMNITEE'S ESTATE. Notwithstanding any other provision of this Agreement, if the Indemnitee is deceased, the Company shall indemnify and hold harmless the Indemnitee's estate, spouse, heirs, administrators, personal representatives and executors (collectively the "Indemnitee's Estate") against, and the Company shall assume, any and all expenses and liabilities (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement (approved by the Company as provided herein) actually and reasonably incurred by the Indemnitee or the Indemnitee's Estate in connection with the investigation, defense, settlement or appeal of any action, suit, or proceeding described in this Agreement, to the same extent as the Indemnitee would be indemnified hereunder.

         (b) DISCLOSURE OF PAYMENTS. Except as expressly required by federal securities laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Company proxy or information statements relating to special and/or annual meetings of the Company's shareholders, and the Company shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

         (c) EFFECTIVE DATE. The provisions of this Agreement shall cover actions, suits, and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place.

         (d) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

         (e) ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS. This Agreement and, to the extent not inconsistent herewith, the Bylaws, set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior understandings, negotiations and discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

         (f) CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. It is, however, understood that the parties hereto intend



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this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

         (g) NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

         (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (i) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee's heirs and legal representatives.

         (j) SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company to effectively bring suit to enforce such rights.


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


         The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.


FREEMARKETS, INC.


By:
   ------------------------------------


Title:
      ---------------------------------


Address: 210 Sixth Street, 22nd Floor
         One Oliver Plaza
         Pittsburgh, PA  15222


AGREED TO AND ACCEPTED:

INDEMNITEE:


---------------------------------------
(Signature)


Address:
        -------------------------------


---------------------------------------


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